EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                   THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                         PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                        Please detach at perforation before mailing.

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                                        THE TAX FREE MONEY MARKET FUND,
                                         a series of The Virtus Funds


                                     PROXY FOR THE MEETING OF SHAREHOLDERS
                                        TO BE HELD ON FEBRUARY 20, 1998


         The undersigned, revoking all Proxies heretofore given, hereby appoints , and or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of The Tax Free Money Market Fund, a series of The Virtus Funds ("Virtus Tax Free") that the undersigned is entitled to vote at the special meeting of shareholders of Virtus Tax Free to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S)
                     APPEAR ON THIS PROXY. If joint owners,
                    EITHER may sign this Proxy. When signing
                      as attorney, executor, administrator,
                      trustee, guardian, or custodian for a
                    minor, please give your full title. When
                   signing on behalf of a corporation or as a
                   partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 199


                           ----------------------------------------

                           ----------------------------------------
                    Signature(s) and Title(s), if applicable


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     THIS PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  TRUSTEES OF THE VIRTUS
FUNDS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE VIRTUS FUNDS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Tax Exempt Money Market Fund, a series of Evergreen Money Market Trust, will (i) acquire all of the assets of Virtus Tax Free in exchange for shares of Evergreen Tax Exempt Money Market Fund; and (ii) assume certain identified liabilities of Virtus Tax Free, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                    ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with Virtus Capital Management, Inc.


---- FOR                    ---- AGAINST                          ---- ABSTAIN

         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.




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